UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 17, 2023

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 17, 2023, JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), announced that it has completed the comprehensive review of strategic alternatives for its Australasia business, and that JW International Holdings, Inc. (“JW International”), a wholly-owned subsidiary of the Company, entered into a Share Sale Agreement (the “Sale Agreement”) with Aristotle Holding III Pty Limited (the “Buyer”), a subsidiary of Platinum Equity Advisors, LLC, pursuant to which JW International agreed to sell all of the outstanding capital stock of JELD-WEN Australia Pty. Ltd., a wholly-owned subsidiary of JW International that holds, directly or indirectly through a subsidiary, all of the assets and operations of the Company’s Australasia business (“JW Australia”), for a purchase price of approximately AUD $688 million (or approximately USD $461 million based on the AUD/USD foreign exchange rate of 0.67 as of April 17, 2023) (the “Transaction”).
The Transaction is expected to close in the third quarter of 2023, subject to certain closing conditions and regulatory approvals, including approval by the Australian Foreign Investment Review Board.
The Sale Agreement contains certain representations, warranties and covenants. Under the Sale Agreement, the parties have agreed to indemnify each other for specific matters, subject to certain limitations. The Sale Agreement contains restrictive covenants, including non-competition and non-solicitation.
In connection with closing of the Transaction, JELD-WEN, Inc., a subsidiary of the Company, and Buyer have agreed to enter into a Transitional Services and Separation Agreement, pursuant to which the JELD-WEN, Inc. will provide to JW Australia and certain of its subsidiaries technology related services for a period of 12 months following closing of the Transaction.
The foregoing description of the Sale Agreement is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed herewith as Exhibit 2.1 and is hereby incorporated by reference.
Item 7.01 Regulation FD Disclosure.
On April 17, 2023, the Company issued a press release announcing entry into the Sale Agreement and the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
The information in this Item 7.01 (including Exhibits 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Share Sale Agreement, dated April 17, 2023, by and between JW International Holdings, Inc. and Aristotle Holding III Pty Limited.
99.1	Press Release issued by JELD-WEN Holding, Inc. dated April 17, 2023
104	Cover Page Interactive Data file (formatted as Inline XBRL).
* Certain schedules are omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC and confidential portions of the exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC. The redacted information is (i) customarily and actually treated by the Company as private or confidential and (ii) is not material. The Company agrees to furnish supplementally a copy of any omitted schedule or a copy of the unredacted exhibit to the SEC upon request.

Forward-Looking Statements
This report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact contained in this report are forward-looking statements, including all statements regarding the Transaction. Forward-looking statements are generally identified by the Company’s use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of management. Although the Company believes that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond the Company’s control, that could cause actual outcomes and results to be materially different from those indicated in such statements.
The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the U.S. Securities and Exchange Commission.
The forward-looking statements included in this report are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2023		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
Executive Vice President, Chief Legal Officer and Corporate Affairs